Story & Company, P.C.
Certified Public Accountants
5205 E. Weaver Avenue
Centennial, Colorado 80121_______________________________________ (303) 267-0017
                                                        Facsimile (303) 290-0935
                                                        Toll-Free (888) 785-9704







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Quarterly Report on Form 10-QSB of our report dated February 11, 2002, relating to the financial statements of Monet Entertainment Group, Ltd, which appear in such Annual Report.






Story & Company, P.C.
Certified Public Accountants
Centennial, Colorado
September 30, 2002